EXHIBIT 23.02
               Consent of Independent Accountants



The Board of Directors
Kirschner Medical Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's SFAS No. 109, "Accounting for Income Taxes."


                                   KPMG PEAT MARWICK LLP



Baltimore, Maryland
September 8, 1994